(h)(1)(i)
October 15, 2007
Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258
Dear Mr. Modic:
     Pursuant to the Administration Agreement dated September 23, 2002, as amended, between ING Mutual Funds and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Asia-Pacific Real Estate Fund and ING European Real Estate Fund, each a newly established series of ING Mutual Funds (each a “Fund,” together, the “Funds”), effective October 15, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual administration fees indicated for each series, is attached to this letter.
     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Funds.

Very sincerely,

By:	/s/ Kimberly A. Anderson

Name:

Title:	Senior Vice President

ING Mutual Funds

ACCEPTED AND AGREED TO: ING Funds Services, LLC

By:	/s/ Todd Modic
Name:
Title:	Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Mutual Funds
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

AMENDED SCHEDULE A
to the
ADMINISTRATION AGREEMENT
between
ING MUTUAL FUNDS
and
ING FUNDS SERVICES, LLC

Series	Administrative Fee
(as a percentage of average daily net assets)
ING Asia-Pacific Real Estate Fund	0.10%
ING Disciplined International SmallCap Fund	0.10%
ING Diversified International Fund	0.10%
ING Emerging Countries Fund	0.10%
ING Emerging Markets Fixed Income Fund	0.10%
ING European Real Estate Fund	0.10%
ING Foreign Fund	0.10%
ING Global Bond Fund	0.10%
ING Global Equity Dividend Fund	0.10%
ING Global Natural Resources Fund	0.10%
ING Global Real Estate Fund	0.10%
ING Global Value Choice Fund	0.10%
ING Greater China Fund	0.10%
ING Index Plus International Equity Fund	0.10%
ING International Capital Appreciation Fund	0.10%
ING International Equity Dividend Fund	0.10%
ING International Growth Opportunities Fund	0.10%
ING International Real Estate Fund	0.10%
ING International SmallCap Fund	0.10%
ING International Value Choice Fund	0.10%
ING International Value Opportunities Fund	0.10%
ING Russia Fund	0.10%